Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS OR COMPLIANCE WITH THE REQUIREMENTS OF AN EXEMPTION THEREFROM.

TRULIEVE CANNABIS CORP.

AMENDED AND RESTATED WARRANT TO PURCHASE 761,355 SHARES OF COMMON STOCK

THIS CERTIFIES THAT, for value received, Craig Kirkland (and/or his assignee) is entitled to subscribe for and purchase Seven Hundred Sixty-One Thousand Three Hundred Fifty-Five (761,355) shares of common stock (as may be adjusted pursuant to Section 4 hereof, the “Warrant Shares”) of Trulieve Cannabis Corp., a British Columbia corporation (including any successor entity thereto, the “Company”), at the Exercise Price (as defined below, and as adjusted pursuant to Section 4 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

1.    Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from September 21, 2018 (the “Issue Date”) until three (3) years after the Issue Date at an exercise price of CDN$6.00 per Warrant Share (the “Exercise Price”).

2.    Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased. The exercise price and applicable withholding taxes relating to the exercise may be paid by methods permitted by the Board from time to time, which may include without limitation: (1) a cash payment; or (2) “net exercised,” meaning that upon the exercise the Warrant or any portion thereof, the Company shall deliver the greatest number of whole Warrant Shares having a fair market value on the date of exercise not in excess of the difference between (x) the aggregate fair market value of the Warrant Shares (or the portion of such Warrant Shares then being exercised) and (y) the aggregate exercise price for all such Warrant Shares (or the portion thereof then being exercised) plus the amount of withholding tax due upon exercise (if any), with any fractional share that would result from such equation to be payable in cash. The person or persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date on which the holder hereof delivers this

Warrant together with its notice of exercise to the Company (the “Exercise Date”). In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the holder hereof as soon as reasonably practicable and, unless this Warrant has been fully exercised or expired, a new Warrant representing a purchase right in respect of the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as reasonably practicable.

3.    Warrant Shares Fully Paid; Reservation of Warrant Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Warrant Shares to provide for the exercise of the rights represented by this Warrant.

4.    Adjustment of Exercise Price and Number of Warrant Shares. In the event of changes in the outstanding shares of common stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the holder would have owned had this Warrant been exercised prior to the event and had the holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant or the Exercise Price. For greater certainty, the stock split on a 1:150 basis by way of stock dividend effective as of the date hereof was effected prior to the issuance of this Warrant.

5.    Notice of Adjustments. Whenever the Exercise Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall provide a notice signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such notice to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant. In addition, whenever the conversion price or conversion ratio of the Series Preferred shall be adjusted, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the conversion price or ratio of the Series Preferred after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 11 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

6.    Fractional Shares. No fractional shares of common stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares of common stock, the Company shall make a cash payment therefor based on the closing price or last sale price of a share of common stock reported for the business day immediately before the Exercise Date or as reasonably determined in good faith by the Company’s Board of Directors.

7.    Escrow Requirements; Lock-up; Compliance with Act; Disposition of Warrant or Shares.

(a)    Escrow Requirements. The holder of this Warrant hereby agrees that such holder shall comply with all escrow requirements with respect to all securities of the Company that may be imposed by any Trading Market.

(b)    Lock-up. The holder of this Warrant hereby agrees that such holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Warrant Shares that are issuable to such holder during the eighteen (18) month period following the Issue Date. The holder of this Warrant hereby agrees that such holder may sell or otherwise transfer, make a short sale of, grant an option for the purchase of, or enter into a hedging or similar transaction with the same economic effect as a sale, only 50% of the Warrant Shares issuable to such holder during the period nineteen (19) months to twenty-four (24) months following the Issue Date. The holder of this Warrant may sell or otherwise transfer, make a short sale of, grant an option for the purchase of, or enter into a hedging or similar transaction with the same economic effect as a sale, 100% of the Warrant Shares issuable to such holder after the twenty-four (24) month period following the Issue Date. The foregoing sales, transfers, options grants and hedging transactions are subject to compliance with all applicable law and rules of a Trading Market. The Company may impose stop-transfer instructions and may stamp each such certificate with an appropriate legend with respect to the Warrant Shares until the end of such twenty-four (24) month period.

(c)    Compliance with 1933 Act and Legending. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that (in addition to the restrictions set forth in Section 7(b) above) such holder will not offer, sell or otherwise dispose of this Warrant, or any Warrant Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “1933 Act”), or any applicable state securities laws. Upon exercise of this Warrant, unless the Warrant Shares being acquired are registered under the 1933 Act and any applicable state securities laws, the holder hereof shall confirm in writing that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the 1933 Act or any applicable state securities laws and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the 1933 Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form (together with any other legend that may be required by applicable law or rules of a Trading Market):

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION

UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS OR COMPLIANCE WITH THE REQUIREMENTS OF AN EXEMPTION THEREFROM.

Said legend(s) shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

(1)    The holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms hereof and of protecting its interests in connection therewith. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the 1933 Act or any applicable state securities laws.

(2)    The holder understands that this Warrant has not been registered under the 1933 Act or any state securities laws in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bonafide nature of the holder’s investment intent as expressed herein.

(3)    The holder further understands that this Warrant (or the Warrant Shares) may be held indefinitely, and that the holder must therefore bear the economic risk of such investment indefinitely, unless subsequently registered under the 1933 Act and qualified under any applicable state securities laws, or unless exemptions from such registration and qualification are otherwise available. The holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant. The holder is aware of the provisions of Rule 144 promulgated under the 1933 Act.

(4)    The holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

(d)    Disposition of Warrant or Warrant Shares. With respect to any offer, sale or other disposition of this Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof. Additionally, such notice shall be accompanied by a written opinion of such holder’s counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the 1933 Act as then in effect or any federal or state securities law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the 1933 Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and, if applicable, reasonably satisfactory opinion or other evidence, the Company, as promptly as reasonably practicable but no later than thirty (30) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. As applicable, if a determination has been made pursuant to this Section 7(d) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, such Warrant Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the 1933 Act, if available, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A under the 1933 Act have been satisfied. Each certificate representing this Warrant or the Warrant Shares thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

8.    Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of shares of common stock or any other securities of the Company which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been effectively exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit or make available to the holder of this Warrant such information, documents and reports as are generally distributed or made available to all holders of the shares of common stock of the Company concurrently with the distribution thereof to the shareholders.

9.    Representations and Warranties. The Company represents and warrants to the holder of this Warrant as of the date hereof as follows:

(a)    This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

(b)    The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.

(c)    The rights, preferences, privileges and restrictions granted to or imposed upon the shares of common stock and the holders thereof are as set forth in the Articles and Bylaws of the Company.

(d)    The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Articles and Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

(e)    There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

(f)    The number of shares of common stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 12,000,000 shares.

10.    Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the holder and the Company.

11.    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by electronic mail (and followed by any of the other permitted means), registered or certified mail, facsimile, domestic or international overnight courier or otherwise delivered by hand or by messenger addressed:

(a)    If to the Company, at the address indicated therefor on the signature page of this Warrant or to such other address as the Company shall have furnished to the holder; and

(b)    If to the holder hereof, at the address indicated therefor on the signature page of this Warrant or to such other address as the holder shall have furnished to the Company.

(c)    Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) when delivered, if delivered personally; (ii) at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the U.S. mail, if sent by U.S. first-class registered or certified mail within the U.S.; (iii) upon confirmation of transmission, if sent by facsimile; (iv) on the next business day after deposit with a recognized courier service, if sent by overnight courier service within the U.S. for next day delivery; and (v) three (3) business days after deposit with an internationally-recognized courier service, if sent by international overnight courier service. In each instance, all postage and delivery fees and expenses shall be pre-paid by the sender.

12.     Binding Effect on Successors. All of the obligations of the Company relating to this Warrant and the Warrant Shares issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and shall become of obligations of any successor entity to the Company, and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

13.     Lost Warrant or Share Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any share certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or share certificate, the Company will make and deliver a new Warrant or share certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or share certificate.

14.     Descriptive Headings. The descriptive headings of the various Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

15.     Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Florida.

16.     Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Issue Date, the exercise of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

17.     Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holder hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

18.     No Impairment of Rights. The Company will not, by amendment of its Articles and Bylaws or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

19.     Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

20.     Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

21.     Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

22.     Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

The Company has caused this Warrant to be duly executed and delivered as of the Issue Date specified above.

Trulieve Cannabis Corp.

/s/ Eric Powers
By: Eric Powers Its Corporate Secretary

Acknowledged and Agreed

/s/ Craig Kirkland
Name: Craig Kirkland

EXHIBIT A-1

NOTICE OF EXERCISE

To:    TRULIEVE CANNABIS CORP. (including any successor entity thereto, the “Company”)

1.    The undersigned hereby elects to purchase                 shares of common stock of the Company (the “Warrant Shares”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price for such Warrant Shares in full in the amount of CDN$                        .

2.    Please issue a certificate or certificates representing                Warrant Shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.    The undersigned represents that (i) the aforesaid Warrant Shares are being acquired for the account of the undersigned for investment purposes only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Warrant Shares, all except as in compliance with all applicable securities laws and (ii) the undersigned is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”), and the undersigned understands that the certificates representing the Warrant Shares may bear a legend (or legends) restricting transfer under the 1933 Act and applicable state or other securities laws.

(Signature)

(Date)